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                                                                     EXHIBIT 1
                                                                  Execution Copy



                             1,900,000 Common Units
                     Representing Limited Partner Interests
                            STAR GAS PARTNERS, L.P.


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                January 24, 2001

A.G. Edwards & Sons, Inc.
UBS Warburg LLC
CIBC World Markets Corp.
As Representatives of the Several Underwriters
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

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     The undersigned, Star Gas Partners, L.P., a Delaware limited partnership
(the "Partnership"), hereby addresses you as the representatives (the "Representatives") of each of the persons, firms and corporations listed on
Schedule I hereto (collectively, the "Underwriters"). If you are the only Underwriters named in Schedule I, all references herein to the Representatives shall be deemed to be to you as the Underwriters. Star Gas LLC, a Delaware limited liability company (the "General Partner"), is the sole general partner of the Partnership and Star Gas Propane, L.P., a Delaware limited partnership (the "Operating Partnership"). Star/Petro, Inc. ("Star/Petro"), Petro Holdings, Inc., Petroleum Heat and Power Co., Inc. ("Petro"), Total Gas & Electric, Inc. ("TG&E"), Total Gas & Electricity (PA), Inc., TG&E Service Company, Inc. and Stellar Propane Corp., which are direct and indirect subsidiaries of the Partnership, are referred to herein as the "Principal Subsidiaries." The Partnership, the Operating Partnership, the General Partner, the Principal Subsidiaries and their subsidiaries are referred to herein as the "Star Entities." The Partnership, the Operating Partnership, Star/Petro and the General Partner (collectively, the "Star Parties") hereby confirm their agreement (this "Agreement") with the several Underwriters as follows:

Section 1.  Description of Units.

     The Partnership proposes to issue and sell to the Underwriters an aggregate of 1,900,000 Common Units representing limited partner interests in the Partnership (the "Firm Units"). Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an aggregate of 285,000 additional Common Units (the "Option Units"), as provided in Section 3 of this Agreement. The Firm Units and the Option Units are sometimes referred to herein as the "Units" and are more fully described in the Prospectus hereinafter defined.

Section 2.  Purchase, Sale and Delivery of Firm Units.

     On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Partnership agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership at a purchase price of $16.5675 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

     Delivery of the Units to the Underwriters against payment of the purchase price therefor in immediately available funds by wire transfer shall be made prior to 1:00 p.m., New York time, on Tuesday, January 30, 2001, in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"), or at such other time and date as may be agreed upon in writing by the Partnership and the Underwriters. Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at such time and date at the offices of Phillips Nizer Benjamin Krim & Ballon LLP, 666 Fifth Avenue, New York, New York 10019, or at such other location as may be agreed upon in writing by the Partnership and the

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Underwriters. For purposes of this Agreement, "Closing Date" shall mean the hour and date of such delivery and payment.

     The Partnership will cause its transfer agent to deposit as original issue the Units pursuant to the Full Fast Delivery Program of DTC.

     It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

     It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

Section 3.  Purchase, Sale and Delivery of the Option Units.

     The Partnership hereby grants an option to the Underwriters to purchase from it up to 285,000 Option Units on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

     The option is exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus Supplement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the New York Stock Exchange is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving notice to the Partnership to such effect.

     You shall make such allocation of the Option Units among yourselves as may be required to eliminate purchases of fractional Units.

     Delivery of the Option Units with respect to which the option shall have been exercised shall be made in book-entry form through the facilities of DTC (or at such other place as you and the Partnership may mutually agree upon), against payment by you of the per unit purchase price to the Partnership by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 am, New York time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

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Section 4.  Representations and Warranties.

     Each of the Star Parties, jointly and severally, represents, warrants and covenants to the Underwriters that:

     (a) A registration statement (Registration No. 333-94031), including the related prospectus dated January 12, 2000 (the "Base Prospectus"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of certain of the Partnership's Common Units, including the Units, and certain other securities to be sold from time to time by the Partnership in accordance with Rule 415 of the rules and regulations under the Act (the "Rules and Regulations") has been filed with the Securities and Exchange Commission (the "Commission") and was declared effective by the Commission on January 12, 2000 (the "Effective Date"). The Partnership meets the requirements for use of Form S-3 under the Act. Copies of such registration statement, including the exhibits and schedules and any amendments thereto, and the Base Prospectus have heretofore been delivered by the Partnership to you. The term "Registration Statement" means the registration statement as amended at the Effective Date, including all financial statements and exhibits and all documents incorporated or deemed incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other registration statement filed under Rule 462 of the Rules and Regulations as such registration statement may be amended from time to time. The term "Prospectus" means the Base Prospectus and any amendments or supplements to the Base Prospectus, including without limitation the prospectus supplement prepared in connection with the proposed sale of Units contemplated by this Agreement (the "Prospectus Supplement"), through the date of such Prospectus Supplement; provided, however, that if any revised prospectus or prospectus supplement shall be provided to the Representatives by the Partnership for use in connection with the offering of the Units that differs from the Prospectus or the Prospectus Supplement (whether or not such revised prospectus or prospectus supplement is required to be filed by the Partnership with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representatives for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such documents filed or to be filed under the Exchange Act after the Effective Date, or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b) On the Effective Date, the date the Prospectus was first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and



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Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to the anticipated ratio of taxable income to distributions, was made or will be made by the Partnership or the General Partner, as the case may be, with a reasonable basis and in good faith. The foregoing representations and warranties in this
Section 4(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Partnership has not distributed any offering material in connection with the offering or sale of the Units other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the effective date of this Agreement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

     (d) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all necessary partnership power and authority to own or lease its properties and conduct its business, in each case as described in the Prospectus. Each of the Partnership and the Operating Partnership is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

     (e) Each Principal Subsidiary has been duly incorporated and is validly existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, with all necessary corporate power and authority to own or lease its properties and conduct its business, in each case as described in the Prospectus. Each of the Principal Subsidiaries is duly qualified

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or registered as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

     (f) The General Partner has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware. The General Partner has all necessary power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case as described in the Prospectus. The General Partner is duly qualified or registered as a foreign entity for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Partnership or the limited partners of the Partnership to any material liability or disability).


     (g) All of the outstanding shares of capital stock or other capital interests of the Principal Subsidiaries (except for TG&E, Total Gas & Electricity (PA), Inc. and TG&E Service Company, Inc.) have been duly authorized and validly issued and are fully paid and non-assessable and are owned (directly or indirectly) by the Partnership free and clear of all liens, encumbrances and claims except for liens, encumbrances or claims against the Operating Partnership, a 99.99% limited partner interest of which is owned by the Partnership and a 0.01% general partner interest of which is owned by the General Partner, as described in the Registration Statement. Except for (1) the units or stock of the Principal Subsidiaries (2) as disclosed in the Registration Statement and (3) subordinated debt of TG&E, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and by-laws or other equivalent agreements for each of the Star Parties and the Principal Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (h) The Partnership owns 300,000 shares, $1.00 par value per share, of Common Stock, or 72.73% of the common equity interests, of TG&E. The Partnership also owns 30,000 shares of Series B preferred stock of TG&E having a $1.67 per share non-cumulative preferred dividend and a $100.00 per share liquidation preference. Such shares have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly by the Partnership free and clear of all liens, encumbrances, security interests, charges and claims (other than the interest created by the pledge by the Partnership to Bank of America of its TG&E shares as collateral for TG&E's bank credit facilities).


     (i) TG&E owns all of the shares of Common Stock of each of Total Gas & Electricity (PA), Inc. and TG&E Service Company, Inc. Such shares have been duly authorized and validly

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issued and are fully paid and non-assessable and are owned directly by TG&E free and clear of all liens, encumbrances, security interests, charges and claims (other than the general security interest created by TG&E bank credit facilities).

     (j) At the Closing Date, after giving effect to the issuance of the Firm Units but not any Option Units, the capitalization of the Partnership will consist of 19,439,967 Common Units, 2,674,161 Senior Subordinated Units, 345,364 Junior Subordinated Units and 325,729 General Partner Units (including the 0.01% General Partner interest in the Operating Partnership). Except as set forth in the Prospectus, the Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Units or other partnership interests, any capital stock or partnership interests of any subsidiary or any such warrants, convertible securities or obligations. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership.

     (k) All outstanding Common Units and Senior Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended and restated through the Closing Date, the "Partnership Agreement") and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act).

     (l) The Units to be issued and sold to the Underwriters by the Partnership hereunder, including any Option Units, and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act).

     (m) Irik P. Sevin, Audrey L. Sevin, Hanseatic Americas, Inc. (the "LLC Owners") own all outstanding Junior Subordinated Units; all of such Junior Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by
Section 17-607 of the Delaware Act); and each of the LLC Owners and Hanseatic Corporation owns its Junior Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under that certain $37.5 million line of credit extended by MM Warbourg Bank Luxembourg to Hanseatic Americas Inc. dated December 1, 1999.

     (n) The General Partner owns all outstanding General Partner Units, representing the entire general partner interest in the Partnership; all of such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances,

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security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Operating Partnership's bank credit facilities (the "Bank Credit Facilities") or the First Mortgage Note Agreement between the Operating Partnership and various institutional investors (the "First Mortgage Note Agreement").

     (o) The General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as the same may be amended and restated through the Closing Date, the "Operating Partnership Agreement" and, together with the Partnership Agreement, the "Partnership Agreements"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

     (p) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

     (q) All of the issued and outstanding member interests of the General Partner are duly authorized and have been validly issued, and are fully paid and nonassessable, and the LLC Owners own all such outstanding member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under that certain $37.5 million line of credit extended by MM Warbourg Bank Luxembourg to Hanseatic Americas Inc. dated December 1, 1999.

     (r) The Partnership does not have any subsidiaries (other than the Operating Partnership or any Principal Subsidiary) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as defined in Rule 405 under the Act).

     (s) The Units, when issued and delivered against payment therefor as provided herein, will conform to the description thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus. At the Closing Date and the Option Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership or the General Partner or any

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of their partners or members for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

     (t) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Star Entities as of the respective dates thereof and the consolidated results of operations and cash flows of the Star Entities for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Partnership are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. KPMG LLP, who have reported on such financial statements and schedules, are independent accountants with respect to each of the Star Entities as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to KPMG LLP pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

     (u) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of any of the Star Entities, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of any of the Star Entities, arising for any reason whatsoever, (ii) none of the Star Entities has incurred nor will it incur any material liabilities or obligations, direct or contingent, except liabilities incurred in the ordinary course of business and consistent with past practices, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Partnership has not and will not have paid or declared any dividends or other distributions of any kind on any class of partnership interests.

     (w) None of the Star Entities is, or as of the Closing Date or as a result of the transactions described under "Recent Developments" in the Prospectus Supplement will be, (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," a company "controlled by" an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

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     (x) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the knowledge of the Star Parties, threatened against or affecting any of the Star Entities or any of their respective directors or officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect any of the Star Entities or their business, properties, business prospects, condition (financial or otherwise) or results of operations.

     (y) Each of the Star Entities has, and at the Closing Date will have, (i) all overnmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, except where the failure to so comply would not have a material adverse affect on the Star Entities, taken as a whole, and
(iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Star Parties, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. None of the Star Entities is, nor at the Closing Date will any of them be, in violation of any provision of its certificate or agreement of limited partnership, certificate of incorporation or by-laws, certificate of formation or limited liability company agreement, as the case may be.

     (z) No permit, consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by the Star Parties and the consummation of the transactions contemplated hereby, including the issuance and delivery of the Units, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Units.

     (aa) Each Star Party has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each Star Party and constitutes a valid and binding agreement of each Star Party and is enforceable against each Star Party in accordance with the terms hereof; provided that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (bb) The performance by the Star Parties of this Agreement, the consummation by the Star Parties of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Units in the manner set forth in the Prospectus and the Prospectus Supplement under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any of the Star Entities pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute

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a default under (or an event which, with notice or lapse of time or both, would constitute such a default), or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or give any party the right to accelerate the payment of any amount under, the certificate or agreement of limited partnership, certificate of incorporation or by-laws, certificate of formation or limited liability company agreement or other governing document, as the case may be, of any of the Star Entities, any contract or other agreement to which any of the Star Entities is a party or by which any of the Star Entities or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Star Entities.

     (cc) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each of the Partnership Agreements, the enforceability thereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' right generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (dd) Each of the Star Entities has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Star Entities. Each of the Star Entities has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Star Entities.

     (ee) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which a Star Entity is a party have been duly authorized, executed and delivered by such Star Entity, constitute valid and binding agreements of such Star Entity and are enforceable against such Star Entity in accordance with the terms thereof.

     (ff) No statement, representation, warranty or covenant made by a Star Entity in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

     (gg) None of the Star Entities nor the directors, officers or controlling persons of the Star Entities have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (hh) Except as provided in the Partnership Agreement, no person or entity has the right to require the registration under the Act of Common Units or other securities of any Star Entity by reason of the filing or effectiveness of the Registration Statement.

     (ii) The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

     (jj) The Star Entities are in compliance in all material respects with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of such entity exists or, to the knowledge of the Star Parties, is imminent or threatened; and the Star Parties are not aware of any existing, imminent or threatened labor disturbance by the employees of any principal suppliers, manufacturers or contractors of the Star Entities that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Star Entities, taken as a whole.

     (kk) The Star Entities own, or are licensed or otherwise have the full exclusive right to use or will be licensed or otherwise will have full exclusive right to use, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them as set forth in the Registration Statement and the Prospectus and none of the Star Entities have received any written notice or otherwise have actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of such Star Entity.

     (ll) None of the Star Entities, nor, to the knowledge of any Star Party, any employee or agent of such Star Entity has made any payment of funds of the Star Entity or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (mm) The Partnership has complied, and until the completion of the distribution of the Units will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Units.

     (nn) The Star Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Star Entities, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (oo) Each of the Star Entities maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

     (pp) Each of the Star Entities has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and none of the Star Entities has knowledge of any tax deficiency which has been or might be asserted or threatened against any such entity. There are no tax returns of any Star Entity that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any such entity has received notice), where the findings of such audit, if adversely determined, would result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Star Entities, taken as a whole.

     (qq) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by any Star Entity, or with respect to which any Star Entity could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of any of the Star Entities, there exists no condition or set of circumstances, in connection with which any such entity could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Star Entities, taken as a whole.

Section 5.  Agreements of the Partnership.

     The Partnership agrees with the Underwriters as follows:

     (a) The Partnership will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

     (b) The Partnership will notify the Representatives promptly, and will confirm such notice in writing, (1) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (3) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (4) of receipt by the Partnership or any representative or attorney of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

     (c) The Partnership will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendments thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of each of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules but without exhibits.

     (d) The Partnership will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) The Partnership will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Partnership consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Partnership or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Partnership will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Partnership shall not file any document under the Exchange Act before the termination of the offering of the Units by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by A.G. Edwards & Sons, Inc. after reasonable notice thereof.

     (f) Prior to any public offering of the Units by the Underwriters, the Partnership will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the

Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of five years commencing on the Effective Date, the Partnership will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of any class of Partnership interests, and will furnish to the Representatives copies of each annual or other report it shall be required to file with the Commission.

     (h) The Partnership will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     (i) The Partnership will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Units to facilitate the sale or resale of any of the Units.

     (j) The Partnership will apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus and the Prospectus Supplement under "Use of Proceeds."

     (k) During the period of 90 days after the date of the Prospectus Supplement written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units or any other rights to acquire such Common Units, other than (i) to the Underwriters pursuant to this Agreement, (ii) pursuant to employee benefit plans as in existence as of the date hereof and (iii) in connection with an acquisition by the Partnership, provided the person receiving such Common Units or other securities in the acquisition enters into an agreement with the Underwriters in substantially the form set forth in Exhibit A.

     (l) The Partnership will cause each of Richard F. Ambury, Paul Biddleman, James J. Bottiglieri, Joseph G. Cavanaugh, Thomas J. Edelman, I. Joseph Massoud, William P. Nicoletti, William G. Powers, Jr., Audrey L. Sevin, Irik P. Sevin, George Leibowitz and Stephen Russell to enter into agreements with the Representatives in the form set forth in Exhibit A to the effect that they will not, during the Lock-up Period, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units or any other rights to acquire such Common Units.

Section 6.  Conditions of the Obligations of the Underwriters.

     The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Star Parties contained herein, to the performance by the Star Parties of their covenants and obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., New York time, on the date hereof, or at such later date and time as may be approved by the Representatives; if the Partnership has elected to rely on Rule 462(b) under the 1933 Act, the registration statement filed pursuant to such Rule 462(b) shall have become effective not later than the earlier of (x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Representatives. All filings required by Rule 424 of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Star Parties or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Except as set forth in the Registration Statements and the Prospectus,
(i) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Star Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, and (ii) none of the Star Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business or properties from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on the Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against any of the Star Entities or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Star Entities taken as a whole.

     (e) Each of the representations and warranties of the Star Parties contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Units, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Units, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Star Parties and all conditions herein contained to be fulfilled or complied with by the Star Parties at or prior to the Closing Date and, with respect to the Option Units, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Units, the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters, from Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Partnership, to the effect set forth in Exhibit B.

     (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Units, the Option Closing Date, from Baker Botts L.L.P., counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

     (h) On the date of the Prospectus Supplement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Partnership as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the Option Units, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

     (i) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(l).

     (j) At the Closing Date and, as to the Option Units, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Representatives, to the effect that:


           (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

           (ii) Each of the representations and warranties of the Partnership contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

           (iii) Each of the covenants required herein to be performed by the Partnership on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Partnership on or prior to the date of such certificate has been duly, timely and fully complied with; and

           (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Star Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) none of the Star Entities has sustained any material loss or interference with its business or properties from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus;

and such other matters as the Representatives may reasonably request.

     (k) The Units shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

     (l) Prior to the Closing Date, the Units shall have been duly authorized for listing on NYSE upon official notice of issuance.

     (m) The Partnership shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Star Parties herein, as to the performance by the Star Parties of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

     (n) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the Commission or by such exchanges or market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the New York Stock Exchange or the establishing on such exchange by the Commission or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

Section 7.  Indemnification and Contribution.

     (a) The Star Parties will, jointly and severally, indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Partnership or based on any information furnished in writing by the Partnership, filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (the "Blue Sky Application"), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, damage, liability or action or claim arising out of or based upon matters covered by clause (i) or (ii) above (provided that no Star Party shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, liability or action or claim resulted primarily and directly
from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that no Star Party shall be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof).

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each Star Party against any losses, damages or liabilities to which such Star Party may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Star Parties for any legal or other expenses incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

     (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or
(iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under
Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter with respect to the Units. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this
Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

     (e) The obligations of the Star Parties under this Section 7 shall be in addition to any liability that the Star Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership who signed the Registration Statement and to each person, if any, who controls the Partnership within the meaning of the Act.

     (f) The parties to this Agreement hereby acknowledge that they are ophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this

Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Partnership and its business in order to assure that adequate disclosure is made in the Registration Statement, the Prospectus, and any supplement or amendment thereof, as required by the Act.

Section 8.  Representations and Agreements to Survive Delivery.

     The respective representations, warranties, agreements and statements of the Star Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, a Star Party or any of its officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

Section 9.  Substitution of Underwriters.

     (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

     (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non- defaulting Underwriter or the Partnership except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 10.  Effective Date and Termination.

     (a) This Agreement shall become effective at such time after the effective date of the Registration Statement as you in your discretion shall first release the Units for offering to the public; provided, however, that the provisions of
Section 7 and 11 shall at all times be effective. For the purposes of this
Section 10(a), the Units shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Units or upon release of telegrams, facsimile transmissions or letters offering the Units for sale to securities dealers, whichever shall first occur.

     (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Partnership; provided, however, that the provisions of this Section 10 and of Section 7 and
Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this Section 10(b) hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

     (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof. (d) This Agreement also may be terminated by you, by notice to the Partnership as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in
Section 9 of this Agreement.

     If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Partnership by telephone or facsimile, confirmed by letter.

Section 11.  Costs and Expenses.

     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,

(2) the preparation and delivery of certificates representing the Units, (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire,
(4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement and the Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriters or by dealers to whom Units may be sold, (5) the listing of the Units on the NYSE, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Partnership, (9) the transfer agent for the Units and (10) the Accountants.

     If this Agreement is terminated by you in accordance with the provisions of
Section 10(c), the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

Section 12.  Notices.

     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Curtis Goot, facsimile number (314) 955-7387, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at the office of the Partnership, 2187 Atlantic Street, P.O. Box 120011, Stamford, CT 06912-0011,
Attention: Richard Ambury, facsimile number (203) 328-7393. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

Section 13.  Information Furnished by Underwriters.

     The amounts of the selling concession and reallowance and the paragraphs related to stabilization, covering transactions and penalty bids under the caption "Underwriting" in the Prospectus Supplement constitute the only information relating to any Underwriter furnished in writing to the Partnership by the Representatives specifically for inclusion in the Registration Statement or the Prospectus as such information is referred to in Section 4(c) and Section 7 hereof.

Section 14.  Parties.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Star Parties and, to the extent provided in Sections 7 and 8, the officers and directors of the Star Parties and each person who controls the Star Parties or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

     In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the Representatives, as if the same shall have been made or given in writing by the Underwriters.

Section 15.  Counterparts.

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 16.  Pronouns.
     Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

Section 17.  Time of Essence.

     Time shall be of the essence of this Agreement.

Section 18.  Applicable Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

     If this Agreement is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Star Parties and the Underwriters.

                                Very truly yours,

                                STAR GAS PARTNERS, L.P.

                                By:  STAR GAS LLC, as General Partner



                                    By:  /s/  Irik P. Sevin
                                        ---------------------------------------
                                    Name:     Irik P. Sevin
                                    Title:    Chairman and
                                              Chief Executive Officer


                                STAR GAS PROPANE, L.P.

                                By:  STAR GAS LLC, as General Partner



                                    By:  /s/  Irik P. Sevin
                                        ---------------------------------------
                                    Name:     Irik P. Sevin
                                    Title:    Chairman and
                                              Chief Executive Officer


                                STAR GAS LLC



                                By:      /s/  Irik P. Sevin
                                       ----------------------------------------
                                Name:       Irik P. Sevin
                                Title:      Chairman and Chief Executive Officer


                                STAR/PETRO INC.



                                By:    /s/  Irik P. Sevin
                                      -----------------------------------------
                                Name:       Irik P. Sevin
                                Title:      President

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule I hereto.

A.G. EDWARDS & SONS, INC.
UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
As Representatives of the Several
Underwriters named on Schedule I hereto

By:  A.G. EDWARDS & SONS, INC.

By: /s/  Curtis H. Goot
    ----------------------------
Name:    Curtis H. Goot
Title:   Corporate Vice President

                                   SCHEDULE I
                                  UNDERWRITERS



                                                   Number of Firm Units
Name of Underwriter                                to be Purchased
-------------------                                ---------------

A.G. Edwards & Sons, Inc.                                  760,000
UBS Warburg LLC                                            760,000
CIBC World Markets Corp.                                   380,000
                                                           -------
Total                                                    1,900,000

                                                                       EXHIBIT A



                                                                January 24, 2001


A.G. EDWARDS & SONS, INC.
UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
 As Representatives of the
 several Underwriters
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

Dear Sirs:

     In consideration of the agreement of the several Underwriters, for which A.G. Edwards & Sons, Inc., UBS Warburg LLC and CIBC World Markets Corp. (the "Representatives") intend to act as Representatives to underwrite a proposed public offering (the "Offering") of Common Units (the "Common Units") of Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), as contemplated by registration statement (Registration No. 333-94031) on Form S-3 which was filed with the Securities and Exchange Commission, the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the date of the Prospectus Supplement relating to the Offering, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units or any other rights to acquire such Common Units.

                                    Very truly yours,



                                    By:
                                       -----------------------
                                       Name:


Print Name:
           ---------------

                                                                      EXHIBIT B


                           OPINION OF PHILLIPS NIZER
                           BENJAMIN KRIM & BALLON LLP

     (a) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Act, with all necessary partnership power and authority to own or lease its properties and conduct its business, in each case as described in the Prospectus.

     (b) Each Principal Subsidiary has been duly incorporated and is validly existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, with all necessary corporate power and authority to own or lease its properties and conduct its business, in each case as described in the Prospectus.

     (c) The General Partner has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with all necessary limited liability company power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case as described in the Prospectus.

     (d) Each of the Partnership, the Operating Partnership, the General Partner and the Principal Subsidiaries is duly qualified or registered as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, for the transaction of business under the laws of the States set forth on Exhibit A to this opinion; and to our knowledge such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

     (e) All of the outstanding shares of capital stock of Star/Petro, Petro Holdings, Inc., Petro and Stellar Propane Corp. have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Partnership or the Operating Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or the Operating Partnership as a debtor is on file in the Office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those against the Operating Partnership.

     (f) The Partnership owns 300,000 shares, $1.00 par value per share, of Common Stock, or 72.73% of the common equity interests, of TG&E. The Partnership also owns 30,000 shares of Series B preferred stock of TG&E having a $1.67 per share non-cumulative preferred dividend and a $100.00 per share liquidation preference. Such shares have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly by the

Partnership free and clear of all liens, encumbrances, security interests, charges and claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than the interest created by the pledge by the Partnership to Bank of America of its TG&E shares as collateral for TG&E's bank credit facilities.

     (g) TG&E owns all of the shares of Common Stock of each of Total Gas & Electricity (PA), Inc. and TG&E Service Company, Inc. Such shares have been duly authorized and validly issued and are fully paid and non- assessable and are owned directly by TG&E free and clear of all liens, encumbrances, security interests, charges and claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TG&E as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than the general security interest created by TG&E's bank credit facilities.

     (h) As of the Closing Date, after giving effect to the issuance of the Firm Units but not any Option Units, the capitalization of the Partnership will consist of 19,492,831 Common Units, 2,674,161 Senior Subordinated Units, 345,364 Junior Subordinated Units and 325,729 General Partner Units (including the 0.01% General Partner interest in the Operating Partnership). To our knowledge, except as set forth in the Prospectus, the Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Units or other partnership interests, any capital stock or partnership interests of any subsidiary or any such warrants, convertible securities or obligations. To our knowledge, except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership.

     (i) All outstanding Common Units and Senior Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act).

     (j) The Units to be issued and sold to the Underwriters by the Partnership hereunder, including any Option Units, and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act).

---------------
(1) The number of common units outstanding does not include ____ common units registered in the name of Petro, which the Partnership treats as treasury units and includes _____ common units which are issuable in connection with the Petro acquisition upon the surrender of Petro securities.

     (k) The LLC Owners own all outstanding Junior Subordinated Units; all of such Junior Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act); and each of the LLC Owners owns its Junior Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any LLC Owner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under that certain $37.5 million line of credit extended by MM Warbourg Bank Luxembourg to Hanseatic Americas dated December 1, 1999. (

     (l) The General Partner owns all outstanding General Partner Units, representing the entire general partner interest in the Partnership; all of such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

     (m) The General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

     (n) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of

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

Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

     (o) All of the issued and outstanding member interests of the General Partner are duly authorized and have been validly issued, and are fully paid and nonassessable, and the LLC Owners own all such outstanding membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any LLC Owner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under that certain $37.5 million line of credit extended by MM Warbourg Bank Luxembourg to Hanseatic Americas dated December 1, 1999.

     (p) The Units, when issued and delivered against payment therefor as provided herein, will conform to the description thereof contained in the Prospectus. The form of certificate used to evidence the Common Units is in due and proper form and complies with all applicable statutory requirements.

     (q) The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus. At the Closing Date and the Option Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership or the General Partner or any of their partners or members for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

     (r) Each Star Party has full power and authority to enter into the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by each Star Party.

     (s) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each of the Partnership Agreements, the enforceability thereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' right generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (t) Neither the issuance and sale by the Partnership of the Units nor the execution, delivery and performance of this Agreement will (i) violate any of the provisions of the certificate or agreement of limited partnership, certificate of incorporation or by-laws, certificate of formation or limited liability company agreement or other governing documents of any of the

Star Gas Entities, (ii) breach or result in a default under (or an event which with notice or lapse of time or both would constitute such a default), cause the time for performance of any obligation to be accelerated under or give any party the right to accelerate the payment of any amount under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Star Gas Entities pursuant to the terms of (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which a Star Gas Entity is a party that restricts the ability of such Star Gas Entity to issue securities and of which we have knowledge or (z) any instrument, document, lease, license, contract or other agreement (collectively, "Documents") filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, (iii) breach or otherwise violate any existing obligation of any of the Star Gas Entities under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in any of the states of the Star Gas Entities' formation, and any state in which such entities have material operations, or of the United States.

     (u) No permit, consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of the Agreement by the Star Parties and the consummation of the transactions contemplated hereby, including the issuance and delivery of the Units, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Units.

     (v) To our knowledge, any Document required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

     (w) All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate in all material respects and fairly present the information required to be shown. The statements in the Registration Statement or the Prospectus under the captions, "Cash Distribution Policy", "Description of the Common Units," "Description of Partnership Securities," "Conflicts of Interest" and "Federal Income Tax Considerations" insofar as they constitute descriptions of the Partnership Agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

     (x) To our knowledge, except as provided in the Partnership Agreement, no person or entity has the right to require the registration under the Act of Common Units or other securities of any Star Entity by reason of the filing or effectiveness of the Registration Statement.

     (y) The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

     (z) None of the Star Entities is, or as of the Closing Date or as a result of the transactions described under "Recent Developments" in the Prospectus Supplement will be, (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," a company "controlled by" an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     (aa) Except as described in the Prospectus, to our knowledge each of the Star Entities has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, except where the failure to so comply would not have a material adverse affect on the Star Entities, taken as a whole, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any contract or other agreement or instrument to which it is a party or by which its property is bound or affected. To our knowledge, none of the Star Entities is in violation of any provision of its certificate or agreement of limited partnership, certificate of incorporation or by-laws, certificate of formation or limited liability company agreement, as the case may be.

     (bb) To our knowledge, none of the Star Gas Entities is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus, or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Star Gas Entities, taken as a whole.

     (cc) The Registration Statement, the Prospectus (including any documents incorporated, at the time they were filed, by reference into the Prospectus) and any further amendments and supplements thereto prior to the date hereof, comply in all material respects as to form with the requirements of the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement, the Prospectus or incorporated by reference therein). (dd) Assuming that the Underwriters do not have notice of any adverse claim (as defined in Sections 8-102 and 8-105 of the New York Uniform Commercial Code) to the Units, upon the delivery to the Underwriters of certificates evidencing the Units registered in the name of the Underwriters (or their nominee) and payment by the Underwriters of the purchase price for the Units, the Underwriters (or such nominee) will be "protected purchasers" (as such term is used in Section 8-303 of the New York Uniform Commercial Code).

     (ee) The Registration Statement was declared effective under the Act on January 12, 2000; to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

     (ff) To our knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Star Gas Entities, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement or the Prospectus, seek money damages or seek to impose criminal penalties upon the Star Gas Entities or any of their respective officers or directors in their capacities as such and of which we have knowledge or (v) seek to enjoin any of the business activities of the Star Gas Entities or the transactions described in the Prospectus and of which we have knowledge.

          We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or in any amendment or supplement thereto or in any documents incorporated by reference into the Prospectus (except to the extent specified in the foregoing opinion), nothing has come to our attention that causes us to believe that, both as of the Effective Date and the Closing Date, the Registration Statement or any amendment thereto, including any documents incorporated by reference into the Registration Statement, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, including any documents incorporated by reference into the Prospectus, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement, the Prospectus or incorporated by reference therein).

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